REFERENCE 3.3

                                ARTICLES OF MERGER











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                               State Of Nevada
                              Articles Of Merger
                           Of Domestic Corporations

                          NalBando Enterprises, Inc.
                         And Nova Pharmaceutical Inc

We the undersigned Charlene Kalk, President and Secretary of NALBANDO ENTERPRISES, INC. and Ralph Mann, President, and James Ayres, Secretary of Nova Pharmaceutical Inc. do hereby certify:

FIRST: The parties to this merger are NALBANDO ENTERPRISES, INC., by its Articles of Incorporation which were filed in the office of The Nevada Secretary of State on the 6th day of February 1998, and NOVA PHARMACEUTICAL INC, by its Articles of Incorporation which were filed in the office of the Nevada Secretary of State on the 8th day of January 1998, both corporations organized under the jurisdiction of the corporate laws of the State of Nevada; and

SECOND: By the unanimous written consent of the Board of Directors of NALBANDO ENTERRPRISES, INC., on 30th day of April 1998, resolutions were duly adopted setting forth a proposed Merger between said corporation and NOVA PHARMACEUTICAL INC., declaring said Merger to be advisable and calling for the stockholders to adopt the Plan of Merger by written consent. The resolution setting forth the proposed Merger is as follows:

RESOLVED, that the Plan Of Merger between the Board of Directors of NALBANDO ENTERPRISES, INC., and the Board of Directors of NOVA PHARMACEUTICAL INC., is hereby adopted in full.

By the unanimous written consent of the Board of Directors of NOVA PHARMACEUTICAL, INC., on 30th day of April 1998, resolutions were duly adopted setting forth a proposed Merger between said corporation and NALBANDO ENTERPRISES INC., declaring said Merger to be advisable and calling for the stockholders to adopt the Plan of Merger by written consent. The resolution setting forth the proposed Merger is as follows:

RESOLVED, that the Plan of Merger between the Board of Directors of NALBANDO ENTERPRISES, INC., and the Board of Directors of NOVA PHARMACEUTICAL, INC., is hereby adopted in full.

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THIRD:  Thereafter,  pursuant to the resolutions of each corporation's  Board of
Directors, the Plan of Merger was approved by the unanimous written consent of the shareholders of both corporations in the following manner:

Unanimous written consent of all of the stockholders of both corporations were duly obtained in accordance with NRS 78:320, in which consents all of the shareholders of each corporation consented to the Plan of Merger.

FOURTH:  The surviving corporation shall be NALBANDO ENTERPRISES, INC.,

FIFTH: Until altered, amended or repealed, as therein provided, the Articles of Incorporation of NALBANDO ENTERRPRISES, INC., party to the merger, as in effect at the date of this agreement, shall be the Articles of Incorporation of NALBANDO ENTERPRISES, INC., the surviving corporation, except that Article First of NALBANDO ENTERPRISES, Inc.'s Articles of Incorporation shall be amended upon the effective date to read in its entirety as follows:

FIRST:  The name of the corporation shall be:

NOVA PHARMACEUTICAL, INC.

SIXTH: The complete executed Plan of Merger is on file at 31712 Casino Drive, Suite 7B, Lake Elsinore, CA 92530, the principal place of business of the surviving corporation. A copy of the entire Plan Of Merger will be furnished by the surviving corporation, NALBANDO ENTERPRISES, INC. on request and without cost, to any stockholder of the corporations who is a party to the merger.

IN WITNESS THEREOF, the undersigned Charlene Kalk, President and Secretary of NALBANDO ENTERPRISES INC. and Ralph Mann, President, and James Ayres, Secretary, of NOVA PHARMACEUTICAL INC., have executed, signed and acknowledged these ARTICLES OF MERGER this 30th day of April 1998.

NALBANDO ENTERPRISES INC.

      /s/ Charlene Kalk
---------------------------------
Charlene Kalk, President


NALBANDO ENTERPRISES, INC.

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      /s/ Charlene Kalk
-----------------------------------
Charlene Kalk, Secretary



                  } ss.
County of: ___________  }

       On ______________________, 1998 personally appeared before me, a Notary Public, Charlene Kalk, president and secretary of NALBANDO ENTERPRISES, INC., who acknowledged she executed the above instrument.


                                          -----------------------------------
                                          Notary Public

NOVA PHARMACEUTICAL, INC.

/s/ Ralph Mann
--------------------------------
Ralph Mann, President



NOVA PHARMACEUTICAL, INC.

      /s/ James Ayres
---------------------------------
James Ayres, Secretary


State of: California    }
                  }Ss.
County of: Riverside    }

      On________________personally appeared before me, a Notary Public, Ralph Mann, President and James Ayres, Secretary, of NOVA PHARMACEUTICAL, INC. who acknowledged they executed the above instrument.


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